NUMBER

0

Incorporated under the laws of the State of Delaware

SHARES

Flag Intermediate Holdings Corporation

See Reverse for Certain Definitions

This is to certify that ______________ **SPECIMEN** ______________ is the owner of

______________ *fully paid and non-assessable shares of the above Corporation transferable only on the books of the Corporation by the holder thereof in person or by a duly authorized Attorney upon surrender of this Certificate properly endorsed.*

Witness, *the seal of the Corporation and the signatures of its duly authorized officers.*

Dated